Exhibit 99.1

QlikTech Announces Fourth Quarter and Full Year 2012 Financial Results

•	Total revenue of $137.5 million increases 27% compared to fourth quarter of 2011

•	License revenue of $93.5 million increases 24% compared to fourth quarter of 2011

•	Total revenue in the Americas increases 41% compared to the fourth quarter of 2011

•	Announces CFO Transition

RADNOR, Pennsylvania – February 14, 2013 - Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the fourth quarter and full year ended December 31, 2012.

Lars Björk, Chief Executive Officer of QlikTech, stated, “I am pleased with our strong fourth quarter results with revenue increasing 27% year-over-year driven by enterprise sales. As we look ahead to 2013, we continue to see strong demand for our products and we are focused on broadening our service offerings, further improving our customer ROI and driving significant levels of growth, while also targeting modest improvements in our profit margins.”

Financial Highlights for the Fourth Quarter Ended December 31, 2012

•

Total revenue for the fourth quarter of 2012 was $137.5 million, an increase of 27% from $108.1 million in the fourth quarter of 2011. License revenue was $93.5 million, an increase of 24% from $75.7 million in the fourth quarter of 2011. The impact of foreign exchange rate fluctuations from the prior year reduced total revenue by less than 1%.

•

GAAP income from operations for the fourth quarter of 2012 was $26.5 million, compared to $26.2 million for the fourth quarter of 2011. GAAP net income was $13.3 million, or $0.15 per diluted common share, compared to $15.6 million, or $0.18 per diluted common share, in the fourth quarter of 2011.

•

Non-GAAP income from operations was $32.3 million for the fourth quarter of 2012, compared to $30.6 million for the fourth quarter of 2011. Non-GAAP net income was $22.0 million for the fourth quarter of 2012, or $0.25 per diluted common share, compared to $20.4 million, or $0.23 per diluted common share, for the fourth quarter of 2011.

Financial Highlights for the Full Year Ended December 31, 2012

•

Total revenue for the full year 2012 was $388.5 million, an increase of 21% from the full year 2011 and 26% on a constant currency basis. License revenue was $238.7 million, an increase of 17% over the prior year and 21% on a constant currency basis.

•

GAAP income from operations for the full year 2012 was $14.6 million, compared to $19.7 million for the full year 2011. GAAP net income was $3.8 million, or $0.04 per diluted common share, compared to $9.0 million, or $0.11 per diluted common share, for the full year 2011.

•

Non-GAAP income from operations was $36.6 million for the full year 2012, compared to $34.7 million for the full year 2011. Non-GAAP net income was $22.9 million, or $0.26 per diluted common share, for the full year 2012, compared to $23.1 million, or $0.27 per diluted common share, for the full year 2011.

•	Cash and cash equivalents as of December 31, 2012 were $195.8 million. Net cash provided by operating activities was $27.7 million in 2012, as compared to $16.7 million in 2011.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income for the three and twelve months ended December 31, 2012 and 2011. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Announces CFO Transition

QlikTech today announced Bill Sorenson’s intention to resign as Chief Financial Officer for personal reasons. The company has initiated a search to identify a Chief Financial Officer and expects to conclude the search process expeditiously. Mr. Sorenson plans to continue as Chief Financial Officer of QlikTech until a successor is named in order to facilitate an orderly transition of his responsibilities.

Mr. Björk said, “On behalf of the Board of Directors and the QlikTech management team, I want to thank Bill for his many years of service to the company. Since joining QlikTech in 2008, Bill has played an integral role in the company’s growth, including taking us through the IPO and building a strong global finance and IT team. I am confident that our team is well prepared to support the continued execution of our strategic vision and growth goals and I appreciate Bill’s commitment to ensuring a smooth transition. We wish him all the best.”

Operating Highlights

•

For the fourth quarter of 2012, on a constant currency basis, revenue in the Americas increased 42% over the prior year period, revenue from Europe increased 20% over the prior year period, and revenue from Rest of World increased 34% over the prior year period.

•

Added new customers during the fourth quarter of 2012 including Alliance Healthcare France, Cardinal Health, London City Airport, Informatique Banque Populaire, Infrastructure Development Finance Company of India, London Borough of Camden, NASDAQ OMX Group, Rockford Health System and Toyota Motor Corporation Australia.

•

Expanded numerous customer engagements globally through our land and expand strategy including Bell Helicopter, Chrysler Group, Children’s Hospital of Philadelphia, El Corte Inglés, Eaton Corporation, Xchanging Global Insurance Solutions, Fiat Italia S.p.A, Lundbeck LLC, London Heathrow Airport, Malmo City, MARKANT Handels & Service GmbH, McAfee, Multiplan, The Nemours Foundation, Schiphol Nederland BV, SodaStream, SunTrust Bank, Telecom Italia S.p.A., Telstra Corporation Limited and Toshiba Corporation.

•

Completed 177 deals with license and first year maintenance over $100,000 in the fourth quarter of 2012, including 52 deals over $250,000, compared to 159 deals over $100,000 and 35 deals over $250,000 in the same period last year.

•	Continued success with land and expand strategy with 67% of license and first year maintenance billings in the fourth quarter of 2012 from existing customers.

•	Generated 51% of license and first year maintenance billings from our indirect partner channel and 49% from our direct channel in the fourth quarter of 2012.

Business Outlook

Based on information available as of February 14, 2013, QlikTech is issuing guidance for the first quarter and full year 2013 as follows:

in millions, except for per share data	Guidance Range Q1 2013
	Low End	High End
Total revenue	$87.0	$91.0
Non-GAAP loss from operations[1]	$(18.0)	$(15.0)
Non-GAAP loss per common share[2]	$(0.15)	$(0.12)

	Guidance Range Full Year 2013
	Low End	High End
Total revenue	$465.0	$475.0
Non-GAAP income from operations[1]	$50.0	$54.0
Non-GAAP income per diluted common share[3]	$0.39	$0.42

[1]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense,employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30% and weighted average shares outstanding of 86 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and weighted average shares outstanding of 89 million.

QlikTech’s first quarter 2013 guidance reflects seasonal revenue patterns as well as costs related to the company’s annual employee summit which was held in January 2013, along with higher overall personnel expenses and related costs as a result of continued hiring, and seasonal increases in employer payroll taxes and benefit expenses.

QlikTech’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the first quarter and full year 2013 assume that foreign currency exchange rates for the first quarter and full year 2013 will approximate current exchange rates.

QlikTech currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

QlikTech will host a conference call on Thursday, February 14, 2013 at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The presentation will be webcast live and available under the “Events & Presentations” section on QlikTech’s investor relations website at http://investor.qlikview.com/. Following the conference call, a replay will be available until February 19, 2013 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 86090013. An archived webcast of this conference call will also be available under the “Events & Presentations” section on QlikTech’s investor relations.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, QlikTech uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors. In addition, QlikTech believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months and full year ended December 31, 2012 and 2011, non-GAAP income from operations is determined by taking income from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, contingent consideration adjustment and lease termination costs. Non-GAAP net income is determined by taking GAAP net income before provision for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, contingent consideration adjustment and lease termination costs and the result is tax affected at an estimated long-term effective tax rate of 32%. QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

•

Amortization of intangible assets. A portion of the purchase price of QlikTech’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, QlikTech does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

• Contingent consideration adjustment. In January 2010, QlikTech acquired Syllogic Corporation, a reseller of QlikView software in Japan. The purchase price included contingent cash consideration of up to $0.8 million. At each reporting date, management remeasures the contingent consideration at fair value until the contingency is resolved. During the three months ended December 31, 2011, a charge of $0.3 million was recorded related to changes in fair value of contingent consideration liabilities and is included in QlikTech’s consolidated statement of income. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

•

Lease termination costs. Lease termination costs include termination costs to settle lease obligations related to facilities that are no longer occupied as well as the write-off of leasehold improvements related to those facilities that are no longer in use. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three months and full year ended December 31, 2012, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term tax rate of 30%. QlikTech’s expectations of its estimated long-term effective tax rate are being revised for 2013 from 32% to 30% as a result of reductions in the corporate tax rates in several foreign jurisdictions where it operates. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the first quarter and full year 2013 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 27,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Investor Contact:

Staci Mortenson

ICR

IR@qliktech.com

+1 (484) 685-0578

Media Contact:

Maria Scurry

Qlik Technologies

Maria.Scurry@qliktech.com

+1 (508) 409-7939

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Qlik Technologies Inc.

Consolidated Statements of Income

(in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue:
License revenue	$93,502	$75,663	$238,674	$204,414
Maintenance revenue	34,901	24,981	120,490	89,129
Professional services revenue	9,082	7,410	29,373	27,076

Total revenue	137,485	108,054	388,537	320,619

Cost of revenue:
License revenue	2,511	930	5,058	3,540
Maintenance revenue	2,389	1,673	8,526	6,787
Professional services revenue	8,864	6,461	29,705	24,020

Total cost of revenue	13,764	9,064	43,289	34,347

Gross profit	123,721	98,990	345,248	286,272

Operating expenses:
Sales and marketing	61,512	49,399	211,314	178,456
Research and development	14,043	6,107	39,995	24,870
General and administrative	21,634	17,272	79,309	63,287

Total operating expenses	97,189	72,778	330,618	266,613

Income from operations	26,532	26,212	14,630	19,659

Other income (expense):
Interest income, net	126	117	250	263
Foreign exchange loss and other expense, net	(62)	(706)	(3,141)	(1,058)

Total other income (expense), net	64	(589)	(2,891)	(795)

Income before provision for income taxes	26,596	25,623	11,739	18,864

Provision for income taxes	(13,331)	(10,001)	(7,900)	(9,820)

Net income	$13,265	$15,622	$3,839	$9,044

Net income per common share
Basic	$0.15	$0.19	$0.04	$0.11
Diluted	$0.15	$0.18	$0.04	$0.11

Weighted average number of common shares outstanding
Basic	85,978,894	83,981,078	85,423,074	82,043,958
Diluted	88,206,630	87,520,893	87,640,844	85,574,414

Stock-based compensation expense for the three months and the year ended December 31, 2012 and 2011 is included in the Consolidated Statements of Income as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cost of revenue	$586	$251	$1,651	$701
Sales and marketing	2,624	2,285	10,337	5,672
Research and development	633	296	2,058	710
General and administrative	1,509	1,015	5,269	3,123

	$5,352	$3,847	$19,315	$10,206

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:
GAAP income from operations	$26,532	$26,212	$14,630	$19,659
Stock-based compensation expense	5,352	3,847	19,315	10,206
Employer payroll taxes on stock transactions	99	257	1,948	2,371
Amortization of intangible assets	329	—	730	—
Contingent consideration adjustment	—	265	—	265
Lease termination costs	—	—	—	2,236

Non-GAAP income from operations	$32,312	$30,581	$36,623	$34,737

Non-GAAP income from operations as a percentage of total revenue	23.5%	28.3%	9.4%	10.8%
GAAP income from operations as a percentage of total revenue	19.3%	24.3%	3.8%	6.1%

Reconciliation of non-GAAP net income:
GAAP net income	$13,265	$15,622	$3,839	$9,044
Stock-based compensation expense	5,352	3,847	19,315	10,206
Employer payroll taxes on stock transactions	99	257	1,948	2,371
Amortization of intangible assets	329	—	730	—
Contingent consideration adjustment	—	265	—	265
Lease termination costs	—	—	—	2,236
Income tax adjustment*	2,971	404	(2,894)	(1,041)

Non-GAAP net income	$22,016	$20,395	$22,938	$23,081

Non-GAAP net income per common share - basic	$0.26	$0.24	$0.27	$0.28

Non-GAAP net income per common share - diluted	$0.25	$0.23	$0.26	$0.27

GAAP net income per common share - basic	$0.15	$0.19	$0.04	$0.11

GAAP net income per common share - diluted	$0.15	$0.18	$0.04	$0.11

Weighted average number of common shares outstanding - basic	85,978,894	83,981,078	85,423,074	82,043,958

Weighted average number of common shares outstanding - diluted	88,206,630	87,520,893	87,640,844	85,574,414

*	Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP provision for income taxes utilizing an estimated long-term effective tax rate of 32%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$137,485	$108,054	27%	$388,537	$320,619	21%
Estimated impact of foreign currency fluctuations			1%			5%

Total revenue constant currency growth rate			28%			26%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$93,502	$75,663	24%	$238,674	$204,414	17%
Estimated impact of foreign currency fluctuations			0%			4%

License revenue constant currency growth rate			24%			21%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$34,901	$24,981	40%	$120,490	$89,129	35%
Estimated impact of foreign currency fluctuations			1%			6%

Maintenance revenue constant currency growth rate			41%			41%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$9,082	$7,410	23%	$29,373	$27,076	8%
Estimated impact of foreign currency fluctuations			1%			5%

Professional services revenue constant currency growth rate			24%			13%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$49,611	$35,139	41%	$135,008	$105,372	28%
Estimated impact of foreign currency fluctuations			1%			2%

Americas revenue constant currency growth rate			42%			30%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$75,838	$63,921	19%	$216,564	$187,900	15%
Estimated impact of foreign currency fluctuations			1%			6%

Europe revenue constant currency growth rate			20%			21%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$12,036	$8,994	34%	$36,965	$27,347	35%
Estimated impact of foreign currency fluctuations			0%			3%

Rest of World revenue constant currency growth rate			34%			38%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,803	$177,413
Accounts receivable, net	144,475	111,710
Prepaid expenses and other current assets	14,455	10,194
Deferred income taxes	1,211	753

Total current assets	355,944	300,070

Property and equipment, net	17,048	10,766
Intangible assets, net	5,625	198
Goodwill	7,367	2,800
Deferred income taxes	1,761	2,303
Deposits and other noncurrent assets	2,628	1,571

Total assets	$390,373	$317,708

Liabilities and stockholders’ equity
Current liabilities:
Line of credit, net	$—	$326
Income taxes payable	4,154	1,638
Accounts payable	7,128	4,847
Deferred revenue	84,197	63,914
Accrued payroll and other related costs	36,976	30,572
Accrued expenses	26,075	16,753
Deferred income taxes	150	—

Total current liabilities	158,680	118,050

Long-term liabilities:
Deferred revenue	1,745	3,202
Deferred income taxes	512	—
Other long-term liabilities	3,874	6,921

Total liabilities	164,811	128,173

Commitments and contingencies

Stockholders’ equity:
Common stock	9	8
Additional paid-in-capital	209,614	180,058
Retained earnings	13,016	9,177
Accumulated other comprehensive income	2,923	292

Total stockholders’ equity	225,562	189,535

Total liabilities and stockholders’ equity	$390,373	$317,708

Qlik Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2012	2011
	(unaudited)
Cash flows from operating activities
Net income	$3,839	$9,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,255	2,971
Stock-based compensation expense	19,315	10,206
Deferred income taxes	746	1,333
Excess tax benefit from stock-based compensation	(4,789)	(2,443)
Other non cash items	2,606	2,856
Changes in assets and liabilities:
Accounts receivable	(32,307)	(29,442)
Prepaid expenses and other assets	(4,098)	(3,309)
Income taxes	2,516	(6,793)
Deferred revenues	17,403	18,552
Accounts payable and other liabilities	17,206	13,718

Net cash provided by operating activities	27,692	16,693

Cash flows from investing activities
Acquisitions, net of cash acquired	(10,792)	—
Capital expenditures	(10,334)	(7,767)

Net cash used in investing activities	(21,126)	(7,767)

Cash flows from financing activities
Proceeds from exercise of common stock options	5,453	9,481
Excess tax benefit from stock-based compensation	4,789	2,443
Payments on contingent consideration	(202)	(179)
Borrowings (payments) on line of credit	(356)	379

Net cash provided by financing activities	9,684	12,124
Effect of exchange rate on cash	2,140	(2,349)

Net increase in cash and cash equivalents	18,390	18,701
Cash and cash equivalents, beginning of period	177,413	158,712

Cash and cash equivalents, end of period	$195,803	$177,413

Supplemental cash flow information:
Cash paid during the period for income taxes	$2,682	$13,803

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$542	$1,764